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EXHIBIT 10.20

                                 MMI COMPANIES, INC.
                             1993 NON-EMPLOYEE DIRECTORS'
                              FORMULA STOCK OPTION PLAN


    1. THE PURPOSE OF THE PLAN. The purpose of the MMI Companies, Inc. 1993 Non-Employee Directors' Formula Stock Option Plan (the "Plan") is to promote the interests of MMI Companies, Inc. (the "Corporation") and its subsidiaries by providing an incentive for non-employee directors to join and remain on the Board of Directors of the Corporation.

    2. ELIGIBILITY FOR PARTICIPATION. Awards under the Plan shall be made to each non-employee director of the Corporation in the form of a non-qualified stock option to acquire shares of the Corporation's common stock. A non-employee director is a director who is not an officer or employee of the Corporation or any of its subsidiaries.

    3. SHARES AVAILABLE. Subject to adjustments as provided in Section 7, the Corporation shall reserve for issuance under the Plan 187,500 shares of the Corporation's common stock. Such shares may be authorized but unissued shares or treasury shares. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the shares subject to such option shall again be available for issuance under the Plan.

    4. AWARDS UNDER THE PLAN.

         A. INITIAL ONE-TIME GRANT. If the Corporation sells any of its securities to the public for its own account pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "initial public offering"), then, as of the date that such registration statement is declared effective by the SEC, each non-employee director shall be granted a non-qualified option to purchase 3,000 (4,125 by virtue of 1993 stock split of 1.375 for 1) shares of the Corporation's common stock at the offering price of the Corporation's common stock in the initial public offering. Thereafter, as of the date that any new non-employee director is elected or appointed to the Board, such nonemployee director shall be granted a non-qualified option to purchase 3,000** shares of the Corporation's common stock at an exercise price equal to the fair market value of the Corporation's common stock on the date of such appointment or election.

         B. ANNUAL GRANT. From and after the initial public offering, each non-employee director who is serving on the Board of Directors on December 31 of any year shall be granted a nonqualified option to purchase 1,000 (1.375 by virtue of 1993 stock split of 1.375 for 1) shares of the Corporation's common stock. The grant date of such options shall be the date of the annual meeting of shareholders for the next year. The option exercise price shall equal the fair market value per share of the Corporation's common stock on the date immediately prior to the grant date. Although a non-employee director must be serving as a director on December 31 of a given year to be eligible to receive an option with respect to such year, a director need not be serving as a director on the grant date to be granted such option.

     5. OPTION TERMS. Options granted under the Plan shall be exercisable for a term of 10 years from the date of grant, except as set forth below, and shall be evidenced by stock option agreements. As used herein, the fair market value of the Corporation's common stock means either (i) if, on the date an option is granted the common stock is traded on a national securities exchange, then on the basis of the closing sale price on the exchange on which the Corporation's common stock may then be traded or, if there is no such sale on such date, then on the last previous day on which a sale was reported; or (ii) if, on the date an option is granted, the Corporation's common stock is not listed on any securities exchange, but is publicly traded and reported on NASDAQ, then on the basis of the average between the closing bid and asked quotations as reported by NASDAQ. Options shall not be contingent on continued board service and shall remain exercisable following resignation or removal from the Board. Upon the death of a non-employee director, his or her options may be

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exercised by the executor, administrator, personal representative or distribute of the deceased non-employee director through a period to be determined by the Board of Directors of the Corporation, but not to exceed the date on which such options expire or six months after the death of such non-employee director, whichever is earlier. No option granted under the Plan shall be assignable or transferable, other than by will, by the laws of descent and distribution or by a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

    Notwithstanding the foregoing, from and after March 1, 1997, a Non-Employee Director may transfer all or a portion of the options granted to such Non-Employee Director (including options outstanding on the date hereof) to (i) the spouse, descendants (including adopted descendants and grandchildren), or the spouses of children or grandchildren of the Non-Employee Director ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or limited liability company in which such Immediate Family Members are the only partners or members, provided that (x) there may be no consideration for any such transfer (except issuance of a partnership or limited liability company interest in case of transfer to a family limited partnership or limited liability company), (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide, or be amended to provide, for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The Committee may, in its discretion, permit transfers to other persons or entities on substantially the same terms.

     6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of shares of the Corporation's common stock with respect to which stock options shall be granted under the Plan and the prices at which such stock options may be exercised shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of common stock resulting from the subdivision or combination of shares of common stock, other capital adjustments, or the payment of a stock dividend. Adjustments under this section shall be made by the Board of Directors and shall be final, binding and conclusive.

     7. EFFECTIVE DATE. The Plan shall become effective on January 15, 1993, subject to the approval thereof by the affirmative votes of the holders of a majority of the shares of common stock of the Corporation present, in person or by proxy, and entitled to vote at the 1993 annual meeting of the shareholders of the Corporation, or any adjournment of such meeting.

    8. AMENDMENT. The Plan may be amended only by an effective resolution of the Board of Directors of the Corporation. In addition, any amendment that would materially increase the benefits accruing to participants under the Plan, materially increase the number of securities which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the holders of a majority of the shares of common stock of the Corporation present, in person or by proxy, at an annual or special meeting of the shareholders. The provisions of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Security Act, or the rules thereunder.

     9. TERM OF THE PLAN. The Plan shall terminate 10 years after the date on which it becomes effective and no award shall thereafter be made under the Plan. Notwithstanding the foregoing, all options issued and outstanding under the Plan prior to such date shall remain in effect until such options have been exercised or terminated in accordance with their terms.




As amended through April 17, 1997.